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EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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                                              For the three  For the three     For the six    For the six
                                              Months ended   Months ended      Months ended   Months ended
                                                 June 30,       June 30,          June 30,       June 30,
                                                   1995           1996              1995           1996
                                              -------------  -------------     -------------  -------------
                                                    (In thousands, except share and per-share amounts)
Income(loss) before extraordinary items       $      2,332   $      4,553      $     (7,557)  $      4,936
Extraordinary loss                                       0         (2,215)           (8,462)        (2,215)
                                              ------------   ------------      ------------   ------------
Net income (loss)                             $      2,332   $      2,338      $    (16,019)  $      2,721
                                              ------------   ------------      ------------   ------------
                                              ------------   ------------      ------------   ------------

Calculation of primary earnings (loss) per share:

Weighted average shares outstanding              6,313,000      9,191,006         5,905,000      7,752,243
Common stock equivalents (options & warrants)       *             730,709            *             703,089
                                              ------------   ------------      ------------   ------------
Total weighted average shares outstanding        6,313,000      9,921,715         5,905,000      8,455,332
                                              ------------   ------------      ------------   ------------
                                              ------------   ------------      ------------   ------------

Income (loss) before extraordinary items      $       0.37   $       0.46      $      (1.28)  $       0.58
Extraordinary  loss                                   0.00          (0.22)            (1.43)         (0.26)
                                              ------------   ------------      ------------   ------------
Net income (loss)                             $       0.37   $       0.24      $      (2.71)  $       0.32
                                              ------------   ------------      ------------   ------------
                                              ------------   ------------      ------------   ------------

Calculation of fully diluted  earnings (loss) per share:

Weighted average shares outstanding              6,313,000      9,191,006         5,905,000      7,752,243
Common stock equivalents (options & warrants)       *             776,503            *             776,503
                                              ------------   ------------      ------------   ------------
Total weighted average shares outstanding        6,313,000      9,967,509         5,905,000      8,528,746
                                              ------------   ------------      ------------   ------------
                                              ------------   ------------      ------------   ------------

Income (loss) before extraordinary items      $       0.37   $       0.46      $      (1.28)  $       0.58
Extraordinary  loss                                   0.00          (0.22)            (1.43)         (0.26)
                                              ------------   ------------      ------------   ------------
Net income (loss)                             $       0.37   $       0.23      $      (2.71)  $       0.32
                                              ------------   ------------      ------------   ------------
                                              ------------   ------------      ------------   ------------
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* Excluded as such amounts are anti-dilutive